                                                                      EXHIBIT 21

                         PERFORMANCE FOOD GROUP COMPANY
                              LIST OF SUBSIDIARIES

                    Name                              State of Incorporation             Trade Names
---------------------------------------------         --------------------------         ----------------------
AFFLINK Incorporated                                  Alabama                            AFFLINK

AFI Food Service Distributors, Inc.                   New Jersey                         PFG - AFI Food Service

Alamo Land Company                                    Delaware

Alliance Foodservice, Inc                             New Jersey

BC Systems, Inc.                                      Delaware

Blanco Dirt Investors, LLC                            Delaware

Bruce Church, Inc. of Arizona                         Delaware

Bruce Church, LLC                                     Delaware

Caro Foods, Inc.                                      Louisiana                          PFG - Caro Foods

Carroll County Foods, Inc                             Maryland

Empire Imports, Inc                                   Florida

Empire Seafood Holdings, Inc.                         Florida

Empire Seafood, Inc.                                  Florida

FEF Sales Corporation                                 Delaware

Food Purchasing Group, L.L.C.                         Virginia

Fresh Advantage, Inc.                                 Virginia                           Dixon
                                                                                         Fresh Advantage
                                                                                         Prime Source

Fresh Cuts, Incorporated                              Delaware

Fresh Express Chicago Incorporated                    Delaware

Fresh Express Dallas Incorporated                     Delaware

Fresh Express, Incorporated                           Delaware                           Fresh Express

Fresh Express  Mid-Atlantic Incorporated              Delaware

Fresh International Corp.                             Delaware

Fresh International Holding Corp.                     Delaware

Hale Brothers/Summit, Inc.                            Tennessee                          PFG -  Hale

                                                                      EXHIBIT 21

                         PERFORMANCE FOOD GROUP COMPANY
                              LIST OF SUBSIDIARIES

                    Name                              State of Incorporation             Trade Names
---------------------------------------------         --------------------------         ----------------------
K. C. Salad Holdings, Inc                             Missouri

K.C. Salad Real Estate, L.L.C.                        Delaware

Kansas City Salad, L.L.C.                             Illinois                           Redi-Cut

Kenneth O. Lester Company, Inc.                       Tennessee                          PFG - Customized

NorthCenter Foodservice Corporation.                  Maine                              PFG - Northcenter

PFG Holding, Inc.                                     Florida

Performance Food Group of Georgia, Inc.               Georgia                            PFG - Milton's
                                                                                         PFG- Powell

Performance Food Group of Texas, L.P.                 Texas                              PFG - Temple
                                                                                         PFG - Victoria

Performance Transportation Systems, Inc.              Tennessee

PFG Lester-Broadline, Inc.                            Tennessee                          PFG - Lester

PFG of Florida, L.L.C.                                Florida                            PFG - Florida

Performance Food Group Company of Texas, Inc.         Texas

PFG Receivables Corporation                           Florida

Pocahontas Foods USA, Inc.                            Virginia                           Pocahontas

Redi-Cut Foods, Inc.                                  Illinois                           Redi-Cut

Southland Distribution Systems, Inc.                  Louisiana

Springfield Foodservice Corporation                   Massachusetts

Transfresh Corporation                                Delaware                           TECTROL

Transfresh Pacific Limited                            New Zealand                        TECTROL

Transfresh Ventures Corporation                       Delaware                           TECTROL

Transfresh South Africa                               South Africa                       TECTROL

Virginia Foodservice Group, Inc.                      Virginia                           Nesson Meats
                                                                                         PFG - Virginia
                                                                                         Foodservice